                                                                   Exhibit 10.7

                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                           CITY TRUCK HOLDINGS, INC.,

                            HDA PARTS SYSTEM, INC.,

                                TRUCKPARTS, INC.

                                      AND

                      THE SHAREHOLDERS OF TRUCKPARTS, INC.



                               DECEMBER 17, 1998

                               TABLE OF CONTENTS
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                                                                            Page
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ARTICLE I. PURCHASE AND SALE...............................................   1


     1.1. Purchase Price...................................................   1
          --------------
     1.2. Purchase Price Adjustment........................................   2
          -------------------------
     1.3. Closing Balance Sheet............................................   2
          ---------------------

ARTICLE II. CLOSING........................................................   3


     2.1. Closing..........................................................   3
          -------

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE EXISTING
SHAREHOLDERS.......................................................  ......   3


     3.1. Corporate Organization and Standing..............................   3
          -----------------------------------
     3.2. Authorization....................................................   3
          -------------
     3.3. No Conflict or Violation.........................................   4
          ------------------------
     3.4. Capitalization of the Company....................................   4
          -----------------------------
     3.5. Title to Shares..................................................   4
          ---------------
     3.6. Facilities.......................................................   5
          ----------
     3.7. Financial Statements.............................................   6
          --------------------
     3.8. Books and Records................................................   7
          -----------------
     3.9. Litigation.......................................................   7
          ----------
     3.10. Licenses and Permits; Compliance with Laws......................   7
           ------------------------------------------
     3.11. Tax Matters.....................................................   7
           -----------
     3.12. Brokers, Finders................................................   9
           ----------------
     3.13. Absence of Certain Changes......................................   9
           --------------------------
     3.14. Material Contracts..............................................  11
           ------------------
     3.15. Proprietary Rights..............................................  12
            ------------------
     3.16. Labor Matters...................................................  13
           -------------
     3.17. Consents........................................................  13
           --------
     3.18. Employee Benefit Plans; Employment Agreements...................  14
           ---------------------------------------------
     3.19. Compliance with Environmental Laws..............................  19
           ----------------------------------
     3.20. Certain Business Relationships with the Company.................  21
           -----------------------------------------------
     3.21. Undisclosed Liabilities.........................................  21
           -----------------------
     3.22. Insurance.......................................................  21
           ---------
     3.23. Accounts Receivable.............................................  22
           -------------------
     3.24. Inventory.......................................................  22
           ---------
     3.25. Payments........................................................  22
           --------
     3.26. Customers, Distributors and Suppliers...........................  22
           -------------------------------------
     3.27. Investment......................................................  23
           ----------
     3.28. Material Misstatements Or Omissions.............................  23
           -----------------------------------
     3.29. Expenses Paid...................................................  23
           -------------
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                                       i
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ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF HDA AND
              HOLDINGS...................................................... 23

     4.1. Corporate Organization and Standing............................... 23
          -----------------------------------
     4.2. Authorization..................................................... 23
          -------------
     4.3. No Conflict or Violation.......................................... 24
          ------------------------
     4.4. Stock............................................................. 24
          -----
     4.5. Offering Memorandum............................................... 24
          -------------------
     4.6. Absence of Certain Changes or Events.............................. 24
          ------------------------------------
     4.7. Capitalization of Holdings and HDA................................ 24
          ----------------------------------
     4.8. Financial Statements.............................................. 25
          --------------------
     4.9. Stockholder Agreement; Other Agreements Relating to Holdings'
          ------------------------------------------------------------
             Capital Stock.................................................. 25
             -------------

ARTICLE V. CONDUCT OF BUSINESS PENDING CLOSING AND POST-CLOSING
              COVENANTS..................................................... 25

     5.1. Further Assurances................................................ 26
          ------------------
     5.2. No Solicitation and Confidentiality............................... 26
          -----------------------------------
     5.3. Disclosures....................................................... 27
          -----------
     5.4. Notification of Certain Matters................................... 27
          -------------------------------
     5.5. Investigation by HDA and Its Representatives...................... 27
          --------------------------------------------
     5.6. Conduct of Business............................................... 28
          -------------------
     5.7. Tax Matters....................................................... 30
          -----------

ARTICLE VI. CONDITIONS TO CONSUMMATION OF THE
               TRANSACTIONS  BY HDA AND HOLDINGS............................ 31

     6.1. No Injunctive Proceedings......................................... 31
          -------------------------
     6.2. Representations and Warranties.................................... 32
          ------------------------------
     6.3. Performance of Agreements......................................... 32
          -------------------------
     6.4. Compliance Certificate............................................ 32
          ----------------------
     6.5. Material Changes.................................................. 32
          ----------------
     6.6. Opinion of Counsel................................................ 32
          ------------------
     6.7. Consents, Etc..................................................... 32
          --------------
     6.8. Ancillary Agreements.............................................. 32
          --------------------
     6.9. Due Diligence..................................................... 32
          -------------
     6.10. Investment Affidavit............................................. 33
           --------------------
     6.11. Shareholder Releases............................................. 33
           --------------------

ARTICLE VII. CONDITIONS TO CONSUMMATION OF THE
              TRANSACTIONS BY THE COMPANY AND THE
              EXISTING SHAREHOLDERS......................................... 33

     7.1. No Injunctive Proceedings......................................... 33
          -------------------------
     7.2. Representations and Warranties.................................... 33
          ------------------------------
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                                       ii

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     7.3. Performance of Agreements; Instruments of Transfer................ 33
          --------------------------------------------------
     7.4. Compliance Certificates........................................... 33
          -----------------------
     7.5. Ancillary Agreements.............................................. 33
          --------------------
     7.6. Opinion of Counsel................................................ 34
          ------------------

ARTICLE VIII. ACTIONS BY THE PARTIES AFTER THE CLOSING...................... 34


     8.1. Indemnification by the Existing Shareholders...................... 34
          --------------------------------------------
     8.2. Indemnification by HDA and Holdings............................... 35
          -----------------------------------
     8.3. Survival of Representations, Warranties and Covenants............. 35
          -----------------------------------------------------
     8.4. Threshold; Deductible............................................. 35
          ---------------------
     8.5. Notice and Opportunity to Defend.................................. 36
          --------------------------------
     8.6. Indemnification Payments.......................................... 36
          ------------------------

ARTICLE IX. MISCELLANEOUS................................................... 37

     9.1. Expenses.......................................................... 37
          --------
     9.2. Notices........................................................... 37
          -------
     9.3. Counterparts...................................................... 38
          ------------
     9.4. Entire Agreement.................................................. 38
          ----------------
     9.5. Headings.......................................................... 38
          --------
     9.6. Assignment; Amendment of Agreement................................ 38
          ----------------------------------
     9.7. Governing Law..................................................... 39
          -------------
     9.8. Further Assurances................................................ 39
          ------------------
     9.9. No Third-Party Rights............................................. 39
          ---------------------
     9.10. Non-Waiver....................................................... 39
           ----------
     9.11. Severability..................................................... 39
           ------------
     9.12. Incorporation of Exhibits and Schedules.......................... 39
           ---------------------------------------

                            STOCK PURCHASE AGREEMENT


          THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of December 17, 1998, is entered into by and among City Truck Holdings, Inc., a Delaware corporation ("Holdings"), HDA Parts System, Inc., an Alabama corporation ("HDA"), Truckparts, Inc., a Connecticut corporation (the "Company"), and each of the shareholders identified on Annex A hereto (individually, an "Existing Shareholder" and collectively, the "Existing Shareholders"). Holdings, HDA, the Company and the Existing Shareholders are referred to herein as each a "Party" and collectively, the "Parties."

                                    RECITALS

          WHEREAS, the Existing Shareholders own all of the capital stock of the Company;

          WHEREAS, Holdings owns all of the capital stock of HDA;

          WHEREAS, Holdings desires that HDA acquire all of the capital stock of the Company; and

          WHEREAS, HDA desires to acquire all of the capital stock of the Company.

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, the Parties hereby agree as follows:


                                   ARTICLE I.

                               PURCHASE AND SALE

          1.1   Purchase Price.
                --------------


          (a) Upon the terms and subject to the conditions set forth herein, HDA will purchase from the Existing Shareholders all of the capital stock of the
Company for a price (the "Purchase Price") determined as follows:   (i) Eleven
Million Seven Hundred Thousand Dollars ($11,700,000) in cash payable by wire transfer of immediately available funds to the Existing Shareholders, less the
                                                                      ----
amount of any long-term liabilities listed on Schedule 1.1 and the current portion thereof outstanding as of the Closing (as defined), (ii) 4,578 shares of Common Stock of City Truck Holdings, Inc. ("Holdings"), par value $.01 per share (the "Common Stock"), and (iii) 19,954.218 shares of Series A Preferred Stock of Holdings, par value $.01 per share (the "Series A Preferred Stock"), subject to the holdback deposited into escrow as set forth below in Section 1.1(c).

          (b) HDA agrees to pay to the Existing Shareholders the Purchase Price by wire transfer or delivery of other immediately available funds and by delivery of the shares of

Common Stock and Series A Preferred Stock referred to in Section 1.1(a) above which are not held back pursuant to Section 1.1(c) below.


          (c) The "Holdback Amount" shall be 2,289 shares of Common Stock and 9,977.109 shares of Series A Preferred Stock of the Purchase Price which HDA, at the Closing, shall deposit with the Escrow Agent (as defined below) subject to the terms and conditions of the Escrow Agreement (as defined below). Such holdback deposited into escrow is for the purposes referred to in Section 8.6 below. .

          1.2.  Purchase Price Adjustment. If any distributions in excess of
                -------------------------
$130,000 are made by the Company to any Existing Shareholder or any persons related directly or indirectly by blood or marriage to any Existing Shareholder or to an entity controlled by any of the foregoing between June 30, 1998 and the Closing, the Purchase Price shall be reduced by the amount of the excess. In addition, to the extent the Company has already paid any costs or expenses which are to be borne by the Existing Shareholders pursuant to Section 9.1, the Purchase Price will be reduced by that amount.

          1.3.  Closing Balance Sheet
                ---------------------


          (a)   Closing Balance Sheet.  The Existing Shareholders will prepare a
                ---------------------
balance sheet dated the Closing Date (as defined) (the "Closing Balance Sheet"), prepared in accordance with generally accepted accounting principles ("GAAP"), applied consistently with the Company's respective past practice to the extent such practice is GAAP. The Existing Shareholders will deliver such Closing Balance Sheet to HDA within 45 days after the Closing. At HDA's election, the Closing Balance Sheet shall be audited by McGladrey & Pullen, LLP. HDA shall allow the Existing Shareholders and their authorized professionals reasonable access to the financial information of HDA in order to prepare the Closing Balance Sheet.

          (b)   Closing Balance Sheet Notice.
                ----------------------------

                (i) Within 30 days of the receipt of such Closing Balance Sheet, HDA will deliver to the Existing Shareholders a written notice certifying that either (x) it agrees with such Closing Balance Sheet, or
     (y) it disagrees with such Closing Balance Sheet, in which case it will also provide therewith a reasonably detailed written report stating the basis for disagreement with the Closing Balance Sheet (the "Closing Balance Sheet Notice"). The Existing Shareholders shall provide reasonable access to its accountants' work papers, personnel and to such historical financial information as HDA shall reasonably request in order to review such Closing Balance Sheet.


                (ii) If the Closing Balance Sheet Notice is not timely given as described in Section (b)(i), the Closing Balance Sheet shall be final, binding and conclusive upon the Parties. If HDA disagrees with the Closing Balance Sheet Notice as described in Section 1.3(b)(i)(y), and if the disagreement is not resolved by mutual agreement among the Parties within 30 days following delivery of the Closing Balance

     Sheet Notice, such dispute will be resolved by a "Big 5" accounting firm ("BFAF") selected by HDA and the Company.

                (iii) Upon appointment of a BFAF, such BFAF in consultation with the Parties shall establish a schedule for resolution of the dispute which is reasonably calculated to result in a resolution as expeditiously as practicable, and in any event, no later than six months after the Closing Date. In resolving such dispute, the BFAF shall revise the Closing Balance Sheet only to the extent necessary to make it conform to the practices, procedures and methods described in Section 1.3(a) above.

                                  ARTICLE II.
                                    CLOSING

          2.1   Closing. The Closing of the transactions contemplated herein
                -------
(the "Closing") shall take place at the offices of Parrett, Porto, Parese & Colwell, P.C. commencing at 9:00 a.m. local time on December 17, 1998 or such later date upon which the Parties mutually agree (the "Closing Date").


                                  ARTICLE III.
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                         AND THE EXISTING SHAREHOLDERS

          The Company and the Existing Shareholders represent and warrant to HDA and Holdings as follows, except as set forth in a disclosure schedule ("Schedule") attached hereto and made a part hereof, the number of each Schedule corresponding to the Section number to which it refers:

          3.1   Corporate Organization and Standing. The Company is a
                -----------------------------------
corporation duly organized and validly existing under the laws of the state of Connecticut and has all requisite corporate power and authority to own or lease its properties and to carry on its business as presently conducted. The Company has delivered to HDA or its representatives complete and correct copies of its Articles of Incorporation and Bylaws and all amendments thereto. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business as now being conducted by it or the property owned or leased by it makes such qualification necessary, all of which are listed on Schedule 3.1.

          3.2.   Authorization. This Agreement, the Ancillary Agreements (as
                 -------------
defined), and the transactions contemplated hereby and thereby have been duly authorized, executed and delivered by the Company and the Existing Shareholders party thereto, and are the legal, valid and binding obligations of the Company and the Existing Shareholders party thereto, enforceable against it, him or her in accordance with their terms, except as enforcement may be limited by equitable principles limiting the right to obtain specific performance or other equitable remedies, or by applicable bankruptcy or insolvency laws and related decisions affecting creditors' rights generally.

          3.3.  No Conflict or Violation. Neither the execution and delivery of
                ------------------------
this Agreement, the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby will (i) violate, conflict with or result in or constitute a default under or result in the termination or the acceleration of, or the creation in any party of any right (whether or not with notice or lapse of time or both) to declare a default, accelerate, terminate or cancel any indenture, contract, lease, sublease, loan agreement, note or other obligation or liability ("Contractual Obligation") to which the Company or any Existing Shareholder is a party or by which it, he or she is bound or to which its, his or her assets are subject or result in the creation of any lien or encumbrance upon any of said assets, (ii) violate, conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws (or other organizational documents) of the Company,
(iii) violate, conflict with or result in a breach of or constitute a default under any judgment, order, decree, rule or regulation of any court or governmental agency to which the Company or any Existing Shareholder is subject or, in the case of clause (i), relates to a Material Contract (as defined below) or (iv) violate, conflict with or result in a breach of any applicable federal or state rule or regulation.

          3.4.  Capitalization of the Company. The authorized capital stock of
                -----------------------------
 the Company consists of 2,000 shares of 6% non-cumulative, non-participating preferred stock, non-voting, $500.00 par value per share ("Company Preferred"), 2,000 shares of Class A common stock, voting, $1.00 par value per share ("Company Class A Common"), and 1,000 shares of Class B common stock, voting, $100.00 par value per share ("Company Class B Common"). As of the date of this Agreement, 590 shares of Company Preferred, 1,000 shares of Company Class A Common and 100 shares of Company Class B Common are outstanding, all of which shares have been duly authorized, validly issued and are fully paid and non-assessable and are owned in the aggregate by the Existing Shareholders (the "Shares"). There are (i) no preemptive or similar rights on the part of any holder of any class of securities of the Company, and (ii) no options, warrants, conversion or other rights, agreements or commitments of any kind obligating the Company, contingently or otherwise, to issue, sell or otherwise cause to be outstanding any shares of its capital stock of any class or any securities convertible into or exchangeable for any such shares.

          3.5.  Title to Shares.  The Existing Shareholders have, and at Closing
                ---------------
 will have, good and valid title to the Shares owned by them, free and clear of any claims, liens, security interests, options, charges,restrictions and interests of others whatsoever. Upon delivery to HDA at the Closing of certificates representing the Shares owned by the Existing Shareholders, duly endorsed by them for transfer to HDA, HDA will obtain good and valid title to such Shares, free and clear of any claims, liens, security interests, options, charges, restrictions and interests of others whatsoever except for any restrictions created by HDA. There are no voting trusts, proxies, or other agreements or understandings to which the Company or any Existing Shareholder is a party with respect to the voting, dividend right or disposition of any of the

Shares. The Existing Shareholders have no obligation, absolute or contingent, to any other person or entity to issue, sell or otherwise dispose of any capital stock of the Company or to effect any merger, consolidation, reorganization or other business combination of the Company or to enter into any agreement with respect thereto.

          3.6.  Facilities.  Schedule 3.6 contains (i) a complete and accurate
                ----------
list of all real property used in connection with the business of the Company ("Real Property"), identifying which are owned ("Owned Real Property") and which are leased ("Leased Real Property"), and (ii) accurate and complete copies of preliminary title reports covering all of the Owned Real Property.

          (a)   Owned Real Property.  The Company has good and marketable fee
                -------------------
simple title to all Owned Real Property, free and clear of all encumbrances, except for minor liens which in the aggregate are not substantial in amount and do not interfere with the present use of the property and have not arisen other than in the ordinary course of business ("Permitted Encumbrances"). The Company enjoys peaceful and undisturbed possession of all Owned Real Property.

          (b)   Actions.  There are no pending or, to the best knowledge of the
                -------
Company, threatened, condemnation proceedings or other actions, claims, suits, litigation, proceedings, notices of violation, inquiry or investigations (collectively, "Actions") relating to any facility used in connection with the business of the Company ("Facility").

          (c)   Leases or Other Agreements.  There are no leases, subleases,
                --------------------------
licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any person the right to purchase, use or occupy any Facility or any Real Property or any portion thereof, or interest in any such Facility or Real Property.

          (d)   Facility Leases and Leased Real Property.  With respect to each
                ----------------------------------------
Facility lease, the Company has an unencumbered interest in the leasehold estate. The Company enjoys peaceful and undisturbed possession of all Leased Real Property.

          (e)   Certificate of Occupancy.  All Facilities have received all
                ------------------------
required approvals of governmental authorities (including, without limitation, permits and a certificate of occupancy or similar certificate permitting lawful occupancy of the Facilities) required in connection with the operation thereof and are and have been operated and maintained in accordance with applicable regulations.

          (f)   Utilities.  All Facilities are supplied with utilities
                ---------
(including, without limitation, water, sewage, disposal, electricity, gas and telephone) and other services necessary for the operation of such Facilities as currently operated, and there is no condition which would reasonably be expected to result in the termination of the present access from any Facility to such utility services.

          (g)   Improvements, Fixtures and Equipment.  The improvements
                ------------------------------------
constructed on the Facilities, including, without limitation, all leasehold improvements, and all fixtures and equipment and other tangible assets owned, leased or used by the Company at the Facilities are (i) insured to the extent and in a manner customary in the industry, (ii) structurally sound with no known material defects, (iii) in good operating condition and repair, subject to ordinary wear and tear, (iv) not in need of maintenance, repair or correction except for ordinary routine maintenance and repair, the cost and scope of which is consistent with past practice, (v) sufficient for the operation of the Company as presently conducted and (vi) in conformity with all applicable regulations.

          (h)   No Special Assessment.  The Company has not received notice of
                ---------------------
any special assessment relating to any Facility or any portion thereof, and there is no pending or threatened special assessment.

          3.7.  Financial Statements.
                --------------------

          (a) The Company will prepare and deliver to HDA no later than December 31, 1998, the audited balance sheets of the Company dated September 30, 1998, and 1997, respectively (the "1998 Balance Sheet" and the "1997 Balance Sheet," respectively, and collectively the "Balance Sheets") and the statements referred to in Section 3.7(b) below. The Balance Sheets will be prepared in accordance with GAAP consistently applied and will fairly present the financial condition of the Company as of their respective dates. The Company has no liabilities of any nature, whether absolute, accrued, asserted or unasserted or contingent or whether due or to become due which will be recorded or reserved for on the Balance Sheets and were not so recorded or reserved on the Unaudited 1998 Balance Sheet (as defined in Section 3.7(c) below), except for liabilities incurred in the ordinary course of business since September 30, 1998, none of which involve borrowed money. The Balance Sheets and the statements referred to in Section 3.7(b) below will be the same in all material respects as the unaudited versions thereof previously delivered to HDA.


          (b) The audited statements of operations, statements of changes in shareholder's equity and statements of cash flows of the Company for the fiscal years ended September 30, 1998, and 1997, respectively, will be prepared in accordance with GAAP consistently applied and will fairly present, when delivered, the results of operations, changes in shareholder's equity and cash flows of the Company for each such period.

          (c) The unaudited balance sheet, statements of operations, statements of changes in shareholder's equity and statements of cash flows of the Company (i) at and for the 11 months ended August 31, 1998, and (ii) at and for the fiscal year ended September 30, 1998 (the "Unaudited 1998 Balance Sheet"), were each prepared consistent with past practice and fairly present the results of operations, changes in shareholder's equity and cash flows of the Company at such dates and for each such period and are consistent with the financial statements described in Section 3.7(a) and (b). The Company has no liabilities of any nature, whether absolute, accrued, asserted or unasserted or contingent or whether due or to become due which should have been recorded or reserved for on the Unaudited 1998 Balance Sheet and were not so recorded or reserved.

          (d) Copies of the financial statements described in Section 3.7(a),
(b) and (c), other than the 1998 Balance Sheet and the 1997 Balance Sheet to be delivered in accordance with Section 3.7(a), have been provided to HDA or its representatives.

          3.8.  Books and Records. The Company has made and kept and given HDA
                -----------------
and its representatives access to books and records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of the Company. The minute books of the Company accurately and adequately reflect all action taken by the shareholders, board of directors and committees of the board of directors of the Company. The copies of the stock book records of the Company are true, correct and complete, and accurately reflect all transactions effected in the Company's stock interests through and including the date hereof. The Company has not engaged in any transaction, maintained any bank account or used any corporate funds except for the transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company.

          3.9.  Litigation. There is no claim, action, suit, proceeding, or
                ----------
 investigation pending or, to the best knowledge of the Company, threatened against the Company or the directors, officers, agents or employees of the Company (in their capacity as such), or any properties or rights of the Company. There are no orders, writs, injunctions or decrees currently in force against the Company or the directors, officers, agents or employees of the Company (in their capacity as such) with respect to the conduct of the Company's business.

          3.10. Licenses and Permits; Compliance with Laws. Schedule 3.10 sets
                ------------------------------------------
forth a complete list of all licenses, franchises, permits, approvals and other governmental authorizations (collectively, "Licenses and Permits") held by the Company. The Company owns, holds or possesses all Licenses and Permits necessary to entitle it to use its corporate name, to own or lease, operate and use its assets and properties and to carry on and conduct its business and operations as presently conducted. The Company is not in violation of or default under any Licenses or Permits or any judgment, order, writ, injunction or decree of any court or administrative agency issued against it or any law, ordinance, rule or regulation applicable to it. The Company's conduct of its business has been and is in compliance with all applicable laws, statutes, ordinances and regulations. The Company has not received any notice asserting a failure to comply with any law, statute, ordinance, regulation, rule or order of any foreign, federal, state or local government or any other governmental department or agency.

          3.11. Tax Matters.
                -----------
          (a) For purposes of this Agreement, (i) "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and (ii) "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          (b) The Company has timely filed, or caused to be timely filed, all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction. There are no liens on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

          (c) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (d) There is no dispute or claim concerning any Tax Liability of the Company either (i) claimed or raised by any authority in writing or (ii) of which the Company or any Existing Shareholder has knowledge. To the knowledge of the Company and each Existing Shareholder, no audit or examination of any Tax Return is currently in progress, and the Company has not received notice of any proposed audit or examination. The Company has furnished to HDA or its representatives correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company with respect to years ended on or before September 30, 1997. The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (e) The Company has not filed a consent under Section 341(f) of the Code concerning collapsible corporations (or any comparable state income tax provision). The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. The Company is not a party to any Tax allocation, sharing or indemnity agreement. The Company (i) has not been a member of an affiliated group of corporations filing a consolidated federal income Tax Return or (ii) has no liability for the Taxes of any person under Reg. Sec. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise. Schedule 3.11 hereto sets forth all material elections (e.g., accelerated depreciation, Sec. 263(a) regarding the allocation of overhead to inventory, and FIFO election for inventory accounting) in effect as of the date hereof with respect to Taxes affecting the Company.

          (f) The unpaid Taxes of the Company did not exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent Balance Sheets. The Company has made provision, in conformity with GAAP consistently applied, on the Balance Sheets and the interim financial statements for the payment of all Taxes which may subsequently become due with respect to the periods covered thereby.

          3.12. Brokers, Finders.  The Company has not retained any broker or
                ----------------
finder in connection with the transactions contemplated herein, and is not obligated and has not agreed to pay any brokerage or finder's commission, fee or similar compensation.

          3.13. Absence of Certain Changes.
                --------------------------

          (a) Since June 30, 1998, the Company has conducted its business in the ordinary course, has not done or permitted to be done anything described in Sections 5.6(a) through (r), and there has not occurred with respect to the
Company:

                (i) any material adverse effect on the business, operations, assets, results of operations or financial condition of the Company, taken as a whole ("Material Adverse Effect");

                (ii) any revaluation of assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable, but excluding write-offs of uncollectible assets or of inventory breakage, all consistent with past practice;

                (iii) any payment, discharge or satisfaction of any liabilities or obligations, other than in the ordinary course of business;

                (iv) any incurrence of liabilities, except liabilities incurred in the ordinary course of business, or increase or change in any assumptions underlying or methods of calculating, any doubtful account contingency or other reserves;

                (v) except as disclosed on Schedule 3.13(a), any capital expenditure exceeding $5,000, the execution of any lease or the incurring of any obligation to make any capital expenditure or execute any lease other than in the ordinary course of business;

                (vi) the failure to pay or satisfy when due any liability, except where the failure would not have a Material Adverse Effect on the assets or the business;

                (vii) any assets (whether real, personal or mixed, tangible or intangible) becoming subject to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except in the ordinary course of business;

                (viii) the failure to carry on diligently the business in the ordinary course so as to preserve for HDA the assets, the business and the goodwill of the Company's suppliers, customers, distributors and others having business relations with it;

                (ix) the disposition or lapsing of any Proprietary Rights (as defined below) or any disposition or disclosure to any person of any Proprietary Rights not theretofore a matter of public knowledge;

                (x) any cancellation or waiver of any material claims or rights of value, or any sale, lease, transfer, assignment, distribution or other disposition of any assets, except for sales of finished goods inventory in the ordinary course of business, or any disposal of any material assets for any amount;

                (xi) an amendment, cancellation or termination of any contract, commitment, agreement, lease, transaction or Permit relating to assets or the business or entry into any contract, commitment, agreement, lease, transaction or Permit which is not in the ordinary course of business, including, without limitation, any employment or consulting agreements;

                (xii) any bonus paid or promised, an increase in the base compensation, or other payment or loan to any director, officer or employee, whether now or hereafter payable or granted (other than increases in base compensation in the ordinary course consistent in timing and amount with past practices), or entry into or variation of the terms of any employment or incentive agreement with any such person;

                (xiii) an adverse change in employee relations which has or is reasonably likely to have an adverse effect on the productivity, the financial condition, results of operations or business or the relationships between the employees of the Company and the management of the Company;

                (xiv) any change in any method of accounting or keeping books of account or accounting practices ;

                (xv) any material damage, destruction or loss of any asset, whether or not covered by insurance.

                (xvi) the issuance, delivery or sale of any equity securities, or alteration in terms of any outstanding securities issued by it or any increase in its indebtedness for borrowed money (other than borrowings under its revolving credit facility in the ordinary course of business);

                (xvii) the declaration, payment or setting aside for payment any dividend or other distribution (whether in cash, stock or property or otherwise), the redemption, purchase or other acquisition of any shares of Company Preferred, Company Class A Common or Company Class B Common, or the creation of any securities convertible into or exchangeable for any shares of Company Preferred, Company Class A Common or Company Class B Common or any options, warrants or other rights to purchase or subscribe to any of the foregoing (except the planned bonus payout to the Existing Shareholders in September of 1998 in the amount of $130,000);

                (xviii) the adoption of any plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or other reorganization;

                (xix) the existence of any other event or condition which, in any one case or in the aggregate, has been or might reasonably be expected to have a Material Adverse Effect; or

                (xx) an agreement to do any of the things described in the preceding clauses (i) - (xix) other than as expressly provided for herein.

          3.14. Material Contracts. Schedule 3.14 attached hereto sets forth a
                ------------------
complete and correct list of all the Material Contracts to which the Company or, in the case of Section 3.14(g), any Existing Shareholder, is a party. As used in this Agreement, "Material Contracts" means:

          (a)   all contracts not made in the ordinary course of business;

          (b) all leases or other agreements under which the Company is a lessor or lessee of any real property or any machinery, equipment, vehicle or other tangible personal property owned by a third party and used in the business of the Company, which entails annual payments, in the case of any such lease or agreement, in excess of $5,000;

          (c) all options with respect to any property, real or personal, whether the Company shall be the grantor or grantee thereunder;

          (d) all distribution, franchise, license, technical assistance, sales, commission, consulting, agency or advertising contracts related to assets or the business and which are not cancelable on thirty (30) calendar days notice;

          (e) all mortgages, indentures, security agreements, pledges, notes, loan agreements or guaranties relating to the Company in a principal amount (or with maximum availability) in excess of $5,000;

          (f) all contracts and agreements to which the Company is a party and which are (i) outstanding contracts with its officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors, sales agents or dealers of the Company other than contracts which by their terms are cancelable by the Company with notice of not more than 30 days and without cancellation penalties or severance payments, in the case of any such contract, in excess of $5,000, (ii) collective bargaining agreements of the Company which relate to the business of the Company, and (iii) pension, profit-sharing, bonus, retirement, stock option or employee benefit plans or other similar plans or arrangements of the Company;

          (g) any covenant not to compete or similar restriction on the Company or any Existing Shareholder;

          (h) any contract with the United States, state or local government or any agency or department thereof, involving expenditures or liabilities in excess of $5,000; or

          (i) any contract or agreement providing for the receipt or payment (whether the obligations are fixed or contingent) of $5,000 or more after the date of this Agreement, including, without limitation, agreements calling for penalties or payments upon voluntary termination or withdrawal by the Company, but excluding (A) any obligations to pay utility bills at the Facilities and (B) any on-going supply or purchase contracts with non-affiliates of the Company which do not obligate the Company to any specific level of purchases and which are cancelable on no more than thirty (30) calendar days notice by the Company without cancellation penalties.

The Company has furnished or will furnish to HDA or its representatives true and correct copies of all Material Contracts prior to the Closing, including all amendments and supplements thereto.

          3.15. Proprietary Rights.
                 ------------------

          (a) Schedule 3.15 lists the material patents, trademarks (whether registered or unregistered), service marks, trade names, service names, brand names, logos and copyrights (collectively, the "Proprietary Rights") for the Company. Schedule 3.15 also sets forth: (i) for each patent, the number, normal expiration date and subject matter for each country in which such patent has been issued, or, if applicable, the application number, date of filing and subject matter for each country, (ii) for each trademark, the application serial number or registration number, the class of goods covered and the expiration date for each country in which a trademark has been registered and (iii) for each copyright, the number and date of filing for each country in which a copyright has been filed. The Proprietary Rights listed in Schedule 3.15 are all those used by the Company in connection with its businesses. True and correct copies of all patents (including all pending applications) owned, controlled, created or used by or on behalf of the Company or in which the Company has any interest whatsoever have been provided to HDA or its representatives.

          (b) The Company has no obligation to compensate any person for the use of any such Proprietary Rights nor has the Company granted to any person any license, option or other rights to use in any manner any of its Proprietary Rights, whether requiring the payment of royalties or not.

          (c) The Company owns or has a valid right to use each of the Proprietary Rights, and the Proprietary Rights will not cease to be valid rights of the Company by reason of the execution, delivery and performance of this Agreement, the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby. All of the pending patent applications have been duly filed. The Company has not received any notice of invalidity or infringement of any rights of others with respect to such trademarks. The Company has taken all reasonable and prudent steps to protect the Proprietary Rights from infringement by any other person. No other person (i) has the right to use any trademarks the Company on the goods on which they are now being used either in identical form or in such near resemblance thereto as to be likely, when applied to the goods of any such person, to cause confusion with such trademarks or to cause a mistake or to deceive, (ii) has notified the Company that it is claiming any ownership of or right to use such Proprietary Rights, or
(iii) to the best knowledge of the Company, is infringing upon any such Proprietary Rights in any way. The Company's use of any Proprietary Rights does not and will not conflict with, infringe upon or otherwise violate the valid rights of any third party in or to such Proprietary Rights, and no Action has been instituted against or notices received by the Company that are presently outstanding, alleging that the Company's use of the Proprietary Rights infringes upon or otherwise violates any rights of a third party in or to such Proprietary Rights. There are not, and it is reasonably expected that after the Closing there will not be, any restrictions on right of the Company to sell products manufactured by the Company in connection with the operation of its business.

          3.16. Labor Matters. The Company is not a party to any labor agreement
                -------------
with respect to its employees with any labor organization, union, group or association, and there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice. The Company has not experienced any attempt by organized labor or its representatives to make it conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of the Company. There is no labor strike or labor disturbance pending or, to the best knowledge of the Company, threatened against the Company, nor is any grievance currently being asserted, and the Company has not experienced a work stoppage or other labor difficulty, and is not and has not engaged in any unfair labor practice. Without limiting the foregoing, the Company are in compliance with the Immigration Reform and Control Act of 1986 and maintains a current Form I-9, as required by such Act, in the personnel file of each employee hired after November 9, 1986.

          3.17. Consents. No consent, approval, authorization, order, filing,
                --------
registration or qualification (each a "Consent") of or with any court, governmental authority or third person is required to be made or obtained by the Company in connection with the execution and delivery of this Agreement, the Ancillary Agreements or the consummation by the Company and the

Existing Shareholders of the transactions contemplated herein and therein, which Consent(s), if not obtained, would have a Material Adverse Effect.

          3.18. Employee Benefit Plans; Employment Agreements.
                ---------------------------------------------

          (a)   Definitions.  The following terms, when used in this
                -----------
Section 3.18, shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

                (i)  Benefit Arrangement.  "Benefit Arrangement" shall mean any
                     -------------------
     employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including without limitation any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including without limitation any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which
     (A) is not a Welfare Plan or Pension Plan, (B) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by the Company or an ERISA Affiliate or under which the Company or any ERISA Affiliate may incur any liability, and (C) covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

                (ii) Code.  "Code" shall mean the Internal Revenue Code of 1986,
                     ----
     as amended.

                (iii)  Employee Plans.  "Employee Plans" shall mean all Benefit
                       --------------
     Arrangements,  Pension Plans and Welfare Plans.

                (iv) ERISA.  "ERISA" shall mean the Employee Retirement Income
                     -----
     Security Act of 1974, as amended.

                (v) ERISA Affiliate.  "ERISA Affiliate" shall mean any entity
                    ---------------
     which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, the Company as defined in Section 414(b),
     (c), (m) or (o) of the Code or any partnership of which the Company or any such entity is a general partner.

                (vi) Multiemployer Plan.  "Multiemployer Plan" shall mean any
                     ------------------
     "multiemployer plan," as defined in Section 3(37) or Section 4001(a)(3) of ERISA,

     (A) which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

                (vii) PBGC.  "PBGC" shall mean the Pension Benefit Guaranty
                      ----
     Corporation.

               (viii) Pension Plan.  "Pension Plan" shall mean any "employee
                      ------------
     pension benefit plan" as defined in Section 3(2) of ERISA (A) which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

                (ix)  Welfare Plan.  "Welfare Plan" shall mean (A) any "employee
                    ------------
     welfare benefit plan" as defined in Section 3(1) of ERISA, (A) which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

            (b)  Disclosure; Delivery of Copies of Relevant Documents and Other
                 --------------------------------------------------------------
Information. Schedule 3.18 contains a complete list of Employee Plans. True and
-----------
complete copies of each of the following documents have been delivered by the Company to Buyer: (i) each Welfare Plan and Pension Plan (and, if applicable, related trust agreements) and all amendments thereto, all written interpretations thereof and written descriptions thereof which have been distributed to the Company's employees and all annuity contracts or other funding instruments, (ii) each Employee Plan and written interpretations thereof and written descriptions thereof which have been distributed to the Company's employees (including descriptions of the number and level of employees covered thereby) and a complete description of any Employee Plan which is not in writing, (iii) the most recent determination or opinion letter issued by the Internal Revenue Service with respect to each Pension Plan and each Welfare Plan, (iv) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Pension Plan,
(v) all actuarial reports (if any) prepared for the last three plan years for each Pension Plan, (vi) a description of complete age, salary, service and related data as of the last day of the last plan year for employees and former employees of the Company, and (vii) a description setting forth the amount of any liability of the Company as of the Closing Date for payments more than thirty

(30) calendar days past due with respect to each Welfare Plan which covers or has covered employees or former employees of the Company.

          (c)  Representations. Except as set forth in Schedule 3.18, the
               ---------------
Existing Shareholders and the Company represents and warrants as follows:

               (i)  Pension Plans
                    -------------

                    (A) There is no Pension Plans which is subject to Title IV of ERISA or which is a "defined benefit plan" as defined in Section 414(j) of the Code. No "accumulated funding deficiency" (for which an excise tax is due or would be due in the absence of a waiver) as defined in Section 412 of the Code or as defined in Section 302(a)(2) of ERISA, whichever may apply, has been incurred with respect to any Pension Plan with respect to any plan year, whether or not waived. Neither the Company nor any ERISA Affiliate has failed to pay when due any "required installment", within the meaning of Section 412(m) of the Code and Section 302(e) of ERISA, whichever may apply, with respect to any Pension Plan. Neither the Company nor any ERISA Affiliate is subject to any lien imposed under Section 412(n) of the Code or Section 302(f) of ERISA, whichever may apply, with respect to any Pension Plan. Neither the Company nor any ERISA Affiliate has any liability for unpaid contributions with respect to any Pension Plan.

                    (B) Neither the Company nor any ERISA Affiliate is required to provide security to a Pension Plan which covers or has covered employees or former employees of the Company under Section 401(a)(29) of the Code.

                    (C) Each Pension Plan and each related trust agreement, annuity contract or other funding instrument is qualified and tax-exempt under the provisions of Code Sections 401(a) and 501(a) and has been so qualified during the period from its adoption to date.

                    (D) Each Pension Plan, each related trust agreement, annuity contract or other funding instrument presently complies and has been maintained in compliance with its terms and, both as to form and in operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such plans, including without limitation ERISA and the Code.

               (ii)   Multiemployer Plans.   There are no Multiemployer Plans.
                      --------------------

               (iii)  Welfare Plans
                      -------------

                    (A) Each Welfare Plan has been maintained in compliance with its terms and, both as to form and operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Welfare Plan, including without limitation ERISA and the Code.

                    (B) None of the Company, any ERISA Affiliate or any Welfare Plan has any present or future obligation to make any payment to, or with respect to any present or former employee of the Company or any ERISA Affiliate pursuant to, any retiree medical benefit plan, or other retiree Welfare Plan, and no condition exists which would prevent the Company from amending or terminating any such benefit plan or Welfare Plan.

                    (C) Each Welfare Plan which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in compliance with provisions of Part 6 of Title I, Subtitle B of ERISA and Sections 162(k) and 4980B of the Code at all times.

               (iv) Benefit Arrangements.  Each Benefit Arrangement has been
                    --------------------
     maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement, including without limitation the Code. Except as set forth in the Disclosure Schedule, and except as provided by law, the employment of all persons presently employed or retained by the Company is terminable at will.

               (v)  Unrelated Business Taxable Income.  No Employee Plan (or
                    ---------------------------------
     trust or other funding vehicle pursuant thereto) is subject to any tax under Code Section 511.

               (vi) Deductibility of Payments.  There is no contract, agreement,
                    -------------------------
     plan or arrangement covering any employee or former employee of the Company (with respect to its relationship with such entities) that, individually or collectively, provides for the payment by the Company of any amount (i) that is not deductible under Section 162(a)(1) or 404 of the Code or (ii) that is an "excess parachute payment" pursuant to Section 280G of the Code.

               (viii)  Fiduciary Duties and Prohibited Transactions.  Neither
                       --------------------------------------------
     the Company nor any plan fiduciary of any Welfare Plan or Pension Plan has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code, or has otherwise violated the provisions of
     Part 4 of Title I, Subtitle B of ERISA. The Company has not knowingly participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any Welfare Plan or Pension Plan and has not been assessed any civil penalty under Section 502(l) of ERISA.

                (ix) Validity and Enforceability.  Each Welfare Plan, Pension
                     ---------------------------
     Plan, related trust agreement, annuity contract or other funding instrument and Benefit Arrangement which covers or has covered employees or former employees of the Company (with respect to their relationship with such entities) is legally valid and binding and in full force and effect.

                (x)  Litigation.  There is no action, order, writ, injunction,
                     ----------
     judgment or decree outstanding or claim, suit, litigation, proceeding, arbitral action, governmental audit or investigation relating to or seeking benefits under any Employee Plan that is pending, threatened or anticipated against the Company, any ERISA Affiliate or any Employee Plan.

                (xi) No Amendments.  Neither the Company nor any ERISA Affiliate
                     -------------
     has any announced plan or legally binding commitment to create any additional Employee Plans which are intended to cover employees or former employees of the Company or to amend or modify any existing Employee Plan.

               (xii) No Other Material Liability.  No event has occurred in
                     ---------------------------
     connection with which the Company or any ERISA Affiliate or any Employee Plan, directly or indirectly, could be subject to any material liability
     (A) under any statute, regulation or governmental order relating to any Employee Plans or (B) pursuant to any obligation of the Company to indemnify any person against liability incurred under any such statute, regulation or order as they relate to the Employee Plans.

               (xiii)  Unpaid Contributions.  Neither the Company nor any ERISA
                       --------------------
     Affiliate has any liability for unpaid contributions under Section 515 of ERISA with respect to any Pension Plan or Welfare Plan.

               (xiv) Insurance Contracts.  Neither the Company nor any Employee
                     -------------------
     Plan holds as an asset of any Employee Plan any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract issued by an insurance company that is the subject of bankruptcy, conservatorship or rehabilitation proceedings.

               (xv)  No Acceleration or Creation of Rights.  Neither the
                     -------------------------------------
     execution and delivery of this Agreement or other related agreements by the Company nor the consummation of the transactions contemplated hereby or the related transactions will result in the acceleration or creation of any rights of any person to benefits under any Employee Plan (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

        3.19.  Compliance with Environmental Laws.
               ----------------------------------

        (a)    Definitions.  The following terms, when used in this Section
               -----------
3.19, shall have the following meanings. Any of these terms may, unless the context otherwise requires, used in the singular or the plural depending on the reference.

               (i)  "Company" for the purposes of this Section, shall include
     (i) the Company, (ii) all partnerships, joint ventures and other entities or organizations in which the Company was at any time or is a partner, joint venturer, member or participant and (iii) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the assets or obligations of which have been acquired or assumed by the Company or to which the Company has succeeded.

               (ii) "Release" shall mean and include any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment or the workplace of any hazardous substance, and otherwise as defined in any Environmental Law.

               (iii) "Hazardous Substance" shall mean any pollutant, contaminant, chemical, waste and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical or chemical compound or hazardous substance, material or waste, whether solid, liquid or gas, including, without limitation, any quantity of asbestos in any form, urea formaldehyde, PCB's, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives, radioactive substance or material, pesticide waste waters, sludges, slag and any other substance, material or waste that is subject to regulation, control or remediation under any Environmental Laws.

               (iv) "Environmental Laws" shall mean all Regulations which regulate or relate to the protection or clean-up of the environment, the use, treatment, storage, transportation, generation, manufacture, or other release or threatened release of, Hazardous Substances or otherwise dangerous substances, wastes, pollution or materials (whether, gas, liquid or solid), the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons or property, including without limitation protection of the health and safety of employees. Environmental Laws shall include, without limitation, the Federal Insecticide, Fungicide, Rodenticide Act, Resource Conservation & Recovery Act, Clean Water Act, Safe Drinking Water Act, Atomic Energy Act, Occupational Safety and Health Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act, Hazardous Materials Transportation Act and all analogous or related federal, state or local law, each as amended.

               (v) "Environmental Conditions" means the introduction into the environment of any pollution, including, without limitation, any contaminant, irritant or pollutant or other Hazardous Substance (whether or not upon any Facility or former Facility or other property and whether or not such pollution constituted at the time thereof a violation of any Environmental Law as a result of any Release of any kind whatsoever of any Hazardous Substance) as a result of which the Company has or may become liable to any person or by reason of which any Facility, former Facility or any of the assets of the Company may suffer or be subjected to any lien.

          (b)  Notice of Violation.  The Company has not received a notice of
               -------------------
alleged, actual or potential responsibility for, or any inquiry or investigation regarding, (i) any Release or threatened Release of any Hazardous Substance at any location, whether at the Facilities, the former Facilities or otherwise or
(ii) an alleged violation of or non-compliance with the conditions of any Permit required under any Environmental Law or the provisions of any Environmental Law. The Company has not received notice of any other claim, demand or Action by any individual or entity alleging any actual or threatened injury or damage to any person, property, natural resource or the environment arising from or relating to any Release or threatened Release of any Hazardous Substances at, on, under, in, to or from any Facilities or former Facilities, or in connection with any operations or activities of the Company.

          (c)  Environmental Conditions. There are no present or past
               ------------------------
Environmental Conditions in any way relating to the business of the Company or at any Facility or former Facility.

          (d)  Environmental Audits or Assessments.  True, complete and correct
               -----------------------------------
copies of the written reports, and all parts thereof, including any drafts of such reports if such drafts are in the possession or control of the Company, of all environmental audits or assessments which have been conducted at any Facility or former Facility within the past five years, either by the

Company or any attorney, environmental consultant or engineer engaged for such purpose, have been delivered to HDA or its representatives and a list of all such reports, audits and assessments and any other similar report, audit or assessment of which the Company has knowledge is included in Schedule 3.19 hereto.

          (e)  Indemnification Agreements.  Except as disclosed on Schedule
               --------------------------
3.19(e), the Company is not a party, whether as a direct signatory or as successor, assign or third party beneficiary, or otherwise bound, to any lease or other contract (excluding insurance policies disclosed on the Schedule) under which the Company is obligated by or entitled to the benefits of, directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning environmental conditions.

          (f)  Releases or Waivers.  The Company has not released any other
               -------------------
person from any claim under any Environmental Law or waived any rights concerning any Environmental Condition.

          (g)  Notices, Warnings and Records.  The Company has given all notices
               -----------------------------
and warnings, made all reports, and has kept and maintained all records required by and in compliance with all Environmental Laws.

          3.20. Certain Business Relationships with the Company. Except as set
                -----------------------------------------------
forth on Schedule 3.20, none of the Existing Shareholders of the Company owning more than 5% of its outstanding voting securities have been involved in any business arrangement or relationship with the Company within the past 12 months, and none of such Existing Shareholders own any assets, tangible or intangible, which are used in the business of the Company.

          3.21. Undisclosed Liabilities. The Company has no liabilities or
                -----------------------
obligations, whether accrued, absolute, contingent or otherwise except (i) to the extent reflected or reserved for on the Balance Sheets, (ii) liabilities or obligations incurred in the normal and ordinary course of business of the Company since June 30, 1998, (iii) liabilities or obligations disclosed in
Schedule 3.21 hereto and in the other Schedules attached hereto, or (iv) liabilities or obligations disclosed elsewhere in this Agreement.

          3.22. Insurance. Schedule 3.22 contains a complete and accurate list
                 ---------
of all policies or binders of fire, liability, title, worker's compensation, product liability and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums, a general description of the type of coverage provided, loss experience history by line of coverage, and whether occurrence or claims made) maintained by the Company on its respective (i) businesses, (ii) assets or (iii) employees at any time since December 31, 1987. All insurance coverage applicable to the Company or its respective businesses or assets is in full force and effect, insures the Company in reasonably sufficient amounts against all risks usually insured against by persons operating similar businesses or properties of similar size in the localities where such businesses or properties are located, provides coverage as may be required by applicable regulation and by any and all contracts to which the Company is a party and has been issued by insurers of recognized responsibility. There is no default under any such coverage nor has there been any failure to give notice or present any claim under any such coverage in a due and timely fashion. There are no outstanding unpaid premiums except in the ordinary course of business and no notice of cancellation or nonrenewal of any such coverage has been received. Except as set forth on Schedule 3.22, there are no provisions in such insurance policies for retroactive or retrospective premium adjustments. There are no outstanding performance bonds covering or issued for the benefit of the Company. There are no facts upon which an insurer might be justified in reducing coverage or increasing premiums on existing policies or binders. No insurer has advised the Company that it intends to reduce coverage, increase premiums or fail to renew existing policy or binder.

          3.23. Accounts Receivable. The accounts receivable set forth on the
                -------------------
Balance Sheets, and all accounts receivable arising since the date of the Balance Sheets, represent bona fide claims of the Company against debtors for sales, services performed or other charges arising on or before the date hereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, contracts or customer requirements. Said accounts receivable are subject to no defenses, counterclaims or rights of setoff and are fully collectible in the ordinary course of business consistent with past practice without cost in collection efforts therefor, except to the extent of the appropriate reserves for bad debts on accounts receivable as set forth on the Balance Sheets and, in the case of accounts receivable arising since the date of the Balance Sheets, to the extent of a reasonable reserve rate for bad debts on accounts receivable which is not greater than the rate reflected by the reserve for bad debts on the Balance Sheets.

          3.24. Inventory. Schedule 3.24 contains a complete and accurate list
                ---------
of the addresses at which all inventory as set forth on the Balance Sheets is located. The inventory as set forth on the Balance Sheets or arising since the date of the Balance Sheets was acquired and has been maintained in accordance with the regular business practices of the Company, consists of new and unused items of a quality and quantity usable or saleable in the ordinary course of business, and is valued at the lower or cost or market on a FIFO basis. None of such inventory is obsolete, unusable, slow-moving, damaged or unsaleable in the ordinary course of business, except for such items of inventory which have been written down to realizable market value, or for which adequate reserves have been provided in the Balance Sheets.

          3.25.  Payments.  The Company has not, directly or indirectly, paid or
                 --------
delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, client, customer, supplier, government official or other party, in the United States or any other country, which is in any manner related to the business, assets or operations of the Company, which is, or may be with the passage of time or discovery, illegal under any federal, state or local laws of the United States (including, without limitation, the U.S. Foreign Corrupt Practices' Act) or any other country having jurisdiction. The Company has not participated, directly or indirectly, in any boycotts orother similar practices affecting any of its actual or potential customers and has at all times done business in an open and ethical manner.

          3.26. Customers, Distributors and Suppliers. Schedule 3.26 sets forth
                -------------------------------------
a complete and accurate list of the names and addresses of the Company's (i) ten largest (in terms of dollar volume) customers, distributors and other agents and representatives during the Company's last fiscal year, showing the approximate total sales in dollars by the Company to such customer during such fiscal year; and (ii) ten largest (in terms of dollar purchases) suppliers during the Company's last fiscal year, showing the approximate total purchases in dollars by the Company from such supplier during such fiscal year. Since the date of the Balance Sheets, there has been no adverse change in the business relationship of the Company with any customer, distributor or supplier named on Schedule 3.26. The Company has not received any communication from any customer, distributor or supplier named on Schedule 3.26 of any intention to terminate or materially reduce purchases from or supplies to the Company.

          3.27. Investment. The Existing Shareholders (i) understand that the
                ----------
Common and Series A Preferred Stock has not been, and will not be as of the Closing Date, registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Common and Series A Preferred Stock solely for its own account for investment purposes, and not with a view to the distribution thereof, (iii) has received information concerning Holdings and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Common and Series A Preferred Stock, and (iv) is able to bear the economic risk and lack of liquidity inherent in holding the Common and Series A Preferred Stock.

          3.28. Material Misstatements Or Omissions. No representations or
                -----------------------------------
warranties by the Company or any Existing Shareholder in this Agreement, nor any document, exhibit, statement, certificate or Schedule heretofore or hereinafter furnished to HDA or its representatives pursuant hereto, or in connection with the transactions contemplated hereby, including, without limitation, the Schedules, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading. The Company and the Existing Shareholders have disclosed all events, conditions and facts materially affecting the business, prospects and financial conditions of the Company.

          3.29. Expenses Paid. The costs and expenses already paid by the
                -------------
Company which are to be borne by the Existing Shareholders pursuant to Section
9.1 total $87,395.

                                  ARTICLE IV.
              REPRESENTATIONS AND WARRANTIES OF HDA AND HOLDINGS

     HDA and Holdings represent and warrant to the Company and the Existing Shareholders as follows:

          4.1.  Corporate Organization and Standing. Each of Holdings and HDA is
                -----------------------------------
a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and each has all requisite corporate power and authority to execute and deliver this Agreement, the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby.

          4.2.  Authorization. This Agreement has been duly authorized,
                -------------
executed and delivered by each of Holdings and HDA, and is the valid and binding obligation of each of Holdings and HDA, enforceable against each of them in accordance with its terms, except as enforcement may be limited by equitable principles limiting the right to obtain specific performance or other equitable remedies, or by applicable bankruptcy or insolvency laws and related decisions affecting creditors' rights generally.

          4.3.  No Conflict or Violation. Neither the execution and delivery of
                ------------------------
this Agreement, the Ancillary Agreements, nor the consummation of the transactions contemplated hereby or thereby, will (i) result in the acceleration of, or the creation in any party of any right to accelerate, terminate, modify or cancel any indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which Holdings or HDA is a party or by which it is bound or to which any of its assets is subject, (ii) conflict with or result in a breach of or constitute a default under any provision of its Articles of Incorporation or Bylaws (or other charter documents), or a default under or violation of any material restriction, lien, encumbrance or any contract to which Holdings or HDA is a party or by which it is bound or to which any of its assets is subject or result in the creation of any lien or encumbrance upon any of said assets, (iii) violate or result in a breach of or constitute a default under any judgment, order, decree, rule or regulation of any court or governmental agency to which Holdings or HDA is subject, or (iv) violate, conflict with or result in a breach of any applicable federal or state rule or regulation.

          4.4.  Stock. The shares of Common Stock and Series A Preferred Stock
                -----
issued to the Existing Shareholders pursuant to this Agreement will be validly issued, fully paid and nonassessable.

          4.5.  Offering Memorandum. The final offering memorandum dated July
                -------------------
28, 1998, relating to HDA's high-yield debt offering, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          4.6.  Absence of Certain Changes or Events. Except as disclosed in
                ------------------------------------
Schedule 4.6 and except for transactions contemplated by this Agreement, since June 30, 1998, there has not been any change in the business, financial condition or results of operations of Holdings and its subsidiaries which has or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Holdings and its subsidiaries taken as a whole.

          4.7.  Capitalization of Holdings and HDA. The authorized capital
                ----------------------------------
stock of Holdings consists of 250,000 shares of Common Stock and 850,000 shares of Series A Preferred Stock. Following the consummation of the transactions contemplated by this Agreement, 106,245 shares of Common Stock and 434,752.534 shares of Series A Preferred Stock, respectively, are outstanding, all of which shares have been duly authorized, validly issued and are fully paid and non-assessable. There are no preemptive rights on the part of any holder of any class of securities of Holdings. Holdings owns all of the outstanding capital stock of HDA. The authorized capital stock of HDA consists of 250,000 shares of Common Stock, 40,000 shares of Series A Preferred Stock and 810,000 shares of Series B Preferred Stock. As of the date of this Agreement, 94,229 shares of Common Stock, no shares of Series A Preferred Stock and 382,372.711 shares of Series B Preferred Stock, respectively, are outstanding, all of which shares have been duly authorized, validly issued and are fully paid and non-assessable. There are no preemptive rights on the part of any holder of any class of securities of HDA.

          4.8.  Financial Statements.
                --------------------

          (a) The audited combined balance sheets of City Truck & Trailer Parts, Inc. and its affiliates ("City") and Stone Heavy Duty, Inc. ("Stone," and together with City, the "Predecessors") dated December 31, 1997 and 1996, respectively (the "Predecessor Balance Sheets" and the "1996 Predecessor Balance Sheets," respectively), were prepared in accordance with GAAP consistently applied and fairly present in all material respects the financial condition of the Predecessors as of their respective dates. As of the dates of the respective Predecessor Balance Sheets, none of the Predecessors had any liabilities of any nature, whether absolute, accrued, asserted or unasserted or contingent or whether due or to become due, which should have been recorded or reserved for on the Predecessor Balance Sheets in accordance with GAAP and were not so recorded or reserved.

          (b) The audited combined statements of operations, statements of changes in shareholder's equity and statements of cash flows of the Predecessors for the fiscal years ended December 31, 1997 and 1996, respectively, were prepared in accordance with GAAP consistently applied and fairly present in all material respects the results of operations, changes in shareholder's equity and cash flows of the Predecessors for each such period.

          4.9.  Stockholder Agreement; Other Agreements Relating to Holdings'
                ------------------------------------------------------------
                Capital Stock. Except as set forth in the Stockholders'
                -------------
Agreement, (i) there are no preemptive or similar rights on the part of any holder of any class of securities of Holdings and (ii) no options, warrants, conversion or other rights, agreements or commitments of any kind obligating

Holdings, contingently or otherwise, to issue, sell or otherwise cause to be outstanding any shares of its capital stock of any class or any securities convertible into or exchangeable for any such shares have been issued and outstanding by Holdings to any seller of a business to Holdings as a portion of the purchase price therefor. No stockholder has a "put" right requiring Holdings to repurchase any of its shares. The Stockholder's Agreement dated September 30, 1998 is the only agreement among HDA or Holdings and any of their respective stockholders (or, to the knowledge of Holdings, among any of the stockholders) relating to the transfer, voting or liquidity of Holdings capital stock. All outstanding shares of Class B Preferred Stock and Common Stock of HDA were issued either (i) for cash at the prices of $100 per share and $1.00 per share, respectively, or (ii) for property in transactions in which the stock issued by HDA was valued at the same prices set forth in clause (i).


                                  ARTICLE V.

                      CONDUCT OF BUSINESS PENDING CLOSING

                          AND POST-CLOSING COVENANTS

          The Company, the Existing Shareholders and HDA each covenant with the others as follows:

          5.1.  Further Assurances.  Upon the terms and subject to the
                ------------------
conditions contained herein,the Parties agree, both before and after the Closing, (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement or the Ancillary Agreements (as defined), (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (iii) to cooperate with each other in connection with the foregoing. Without limiting the foregoing, the Parties agree to use their respective best efforts (A) to obtain all necessary waivers, consents and approvals from other parties (including, without limitation, governmental entities) to the consummation of the transactions contemplated by this Agreement; (B) to obtain all necessary Permits as are required to be obtained under any regulations; (C) to defend all Actions challenging this Agreement or the consummation of the transactions contemplated hereby; (D) to lift or rescind any injunction or restraining order or other court order adversely affecting the ability of the parties to consummate the transactions contemplated hereby; (E) to give all notices to, and make all registrations and filings with third parties, including, without limitation, submissions of information requested by governmental authorities; and (F) to fulfill all conditions to this Agreement. If not previously done, within five (5) calendar days after the execution and delivery of this Agreement, the Parties shall make all filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if required.

          5.2.  No Solicitation and Confidentiality.
                -----------------------------------

          (a) From the date hereof through the Closing or the earlier termination of this Agreement, none of the Parties nor their representatives (including, without limitation, investment bankers, attorneys and accountants) shall, directly or indirectly, enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any other way with, any corporation, partnership, person or other entity or group, concerning any sale of all or a portion of the Company, or of any shares of capital stock of the Company or any merger, consolidation, liquidation, dissolution or similar transaction involving the Company (each such transaction being referred to herein as a "Proposed Acquisition Transaction") other than with (i) another Party hereto and its representatives (ii) as required by law, or (iii) employees of the Company regarding such employees' possible investments in Holdings. The Company shall not, directly or indirectly, through any officer, director, employee, representative, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) or entity relating to any Proposed Acquisition Transaction. The Company represents that it is not now engaged in discussions or negotiations with any party other than HDA with respect to any of the foregoing.

          (b)   Notification.  The Company and the Existing Shareholders will
               ------------
immediately notify HDA if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any information is requested with respect to any Proposed Acquisition Transaction and notify HDA of the identity of the prospective purchaser or soliciting party.

          5.3.  Disclosures. Except as required by law or occurring after the
                -----------
Closing, none of the Parties, without the prior written consent of the other Parties, will make any press release or any similar public announcement concerning the transactions contemplated hereby.

          5.4.  Notification of Certain Matters.  From the date hereof through
                -------------------------------
the Closing, the Company and the Existing Shareholders shall give prompt notice to HDA of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement or in any Exhibit or Schedule hereto to be untrue or inaccurate in any material respect and (b) any material failure of the Company or the Existing Shareholders, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any Exhibit or Schedule hereto; provided, however, that such disclosure shall not be
                            --------  -------
deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. The Company and the Existing Shareholders shall promptly notify HDA of any default, the threat or commencement of any Action, or any development that occurs before the Closing that could in any way materially affect the Company, its assets or its business.

          5.5.  Investigation by HDA and Its Representatives.
                --------------------------------------------

          (a) The Company shall, and shall cause its officers, directors, employees and agents, to afford HDA and its representatives complete access at all reasonable times to the Company's Facilities, officers, employees, agents, attorneys, accountants, properties, books and records, and contracts, and shall furnish HDA and its representatives, all financial, operating and other data and information as HDA through its respective representatives, may reasonably request, including unaudited consolidated balance sheets and the related statements of income, retained earnings and cash flow for each month from the date hereof through the Closing Date within 15 calendar days after the end of each month, which financial statements shall (a) be true, correct and complete,
(b) be in accordance with the books and records of the Company and (c) accurately set forth the assets, liabilities and financial condition, results of operations and other information purported to be set forth therein in accordance with GAAP consistently applied.

          (b) HDA shall have the right to conduct due diligence of the Owned and Leased Real Property, to confirm that all such Owned and Leased Real Property are in compliance with environmental and zoning laws and the Americans with Disabilities Act of 1990. The Company shall, at its expense, order Phase I site assessment reports and, if necessary, Phase II site assessment reports for the Owned and Leased Real Property, and such environmental assessments shall be performed by environmental consultants approved by HDA, in accordance with standard ASPM quality review standards. The Existing Shareholders shall be liable for any environmental remediation or underground storage tank removal, if necessary.

          5.6.  Conduct of Business. From the date hereof through the Closing,
                -------------------
the Company shall, except as contemplated by this Agreement, or as consented to by HDA in writing, operate its businesses in the ordinary course of business and in accordance with past practice and will not take any action inconsistent with this Agreement or with the consummation of the Closing. Without limiting the generality of the foregoing, the Company shall not, except as specifically contemplated by this Agreement or as consented to by HDA in writing:

          (a)   change or amend its Articles of Incorporation or Bylaws;

          (b) enter into, extend, materially modify, terminate or renew any contract or lease, except in the ordinary course of business;

          (c) sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any assets, or any interests therein, except in the ordinary course of business and, without limiting the generality of the foregoing, the Company will produce, maintain and sell inventory consistent with its past practices;

          (d) incur any liability for long-term interest bearing indebtedness, guarantee the obligations of others, indemnify others or, except in the ordinary course of business, incur any other liability;

          (e)   (i)    take any action with respect to the grant of any bonus,
     severance or termination pay (otherwise than pursuant to policies or agreements of the Company in effect on the date hereof that are described on the Schedules) or with respect to any increase of benefits payable under its severance or termination pay policies or agreements in effect on the date hereof or increase in any manner the compensation or fringe benefits of any employee or pay any benefit not required by any existing Employee Plan or policy;

                (ii) make any change in the key management structure, including, without limitation, the hiring of additional officers or the termination of existing officers;

                (iii) adopt, enter into or amend any Employee Plan, agreement (including, without limitation, any collective bargaining or employment agreement), trust, fund or other arrangement for the benefit or welfare of any employee, except for any such amendment as may be required to comply with applicable Regulations; or

                (iv) fail to maintain all Employee Plans in accordance with applicable Regulations;

          (f) acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any material assets or business of any corporation, partnership, association or other business organization or division thereof;

          (g) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock in excess of the $130,000 bonus payout to the Existing Shareholders in September of 1998;

          (h) fail to expend funds for budgeted capital expenditures or commitments;

          (i) willingly allow or permit to be done, any act by which any of the Insurance Policies may be suspended, impaired or canceled;

          (j)   (i)    fail to pay its accounts payable and any debts owed or
     obligations due to it, or pay or discharge when due any liabilities, in the ordinary course of business; or

                (ii) fail to collect its accounts receivable in the ordinary course of business;

          (k) fail to maintain its assets in substantially their current state of repair, excepting normal wear and tear or fail to replace consistent with past practice inoperable, worn-out or obsolete or destroyed assets;

          (1) make any loans or advances to any partnership, firm or corporation, except for expenses incurred in the ordinary course of business;

          (m) make any income tax election or settlement or compromise with tax authorities;

          (n) fail to comply with all regulations applicable to it, its assets and its business;

          (o) intentionally do any other act which would cause any representation or warranty of the Company in this Agreement to be or become untrue in any material respect;

          (p) issue, repurchase or redeem or commit to issue, repurchase or redeem, any shares of its capital stock, any options or other rights to acquire such stock or any securities convertible into or exchangeable for such stock;

          (q)   fail to use its best efforts to (i) retain its employees and
(ii) maintain its business so that such employees will remain available to it on and after the Closing Date, (iii) maintain existing relationships with suppliers, customers and others having business dealings with it, and (iv) otherwise preserve the goodwill of its business so that such relationships and goodwill will be preserved on and after the Closing Date; or

          (r) enter into any agreement, or otherwise become obligated, to do any action prohibited hereunder.

          5.7.  Tax Matters.
                -----------

          (a) The Company shall timely prepare and file, or cause to be prepared and filed, with the appropriate authorities all Tax Returns of the Company for all taxable periods of the Company ending on or prior to the Closing Date ("Preclosing Periods"). The Company shall deliver such Tax Returns to HDA or its representatives and obtain HDA's consent thereto, which consent shall not be unreasonably withheld or delayed, prior to the filing thereof. The Existing Shareholders shall timely pay, or cause to be paid, when due all Taxes relating to the periods covered by such Tax Returns and not accrued on the Balance Sheets.

          (b) The Company shall prepare or complete, or cause to be prepared or completed, and timely filed, or cause to be timely filed, all Tax Returns of the Company required to be filed after the Closing Date and, subject to Section 5.7(c) hereof, shall timely pay, or cause to be timely paid, when due, all Taxes relating to such Tax Returns in accordance with all applicable laws and in a manner consistent with the principles set forth in clause (i) of the next succeeding sentence. Except as provided in Section 5.7(a), with respect to Tax Returns of the Company not filed prior to the Closing Date that relate to a taxable period that ends on or prior to or includes the Closing Date, such Tax Returns shall be prepared or completed by the Company in a manner consistent with the prior practice of the Company, and in a manner that does not distort taxable income (e.g., by accelerating income to a period or periods
                        ----
prior to the Closing Date or deferring deductions to a period or periods after the Closing Date).

          (c) Although the Company, as the taxpayer or in connection with filing the Tax Returns specified in Section 5.7(b) above, may be required to pay Taxes relating to time periods ending on or before the Closing Date ("Pre-Closing Taxes"), it is the intention of the Parties that, to the extent such Pre-Closing Taxes (including any penalties, interest or additions to Tax) were not fully accrued on the Closing Balance Sheet, the Existing Shareholders will be responsible for such Pre-Closing Taxes either by payment of such Pre-Closing Taxes themselves or pursuant to this Section 5.7.

          (d) HDA shall promptly notify the Existing Shareholders in writing upon receipt by HDA or any affiliate of HDA of notice of any pending or threatened proceeding relating to Taxes for which the Existing Shareholders may be liable under a Tax proceeding ("Tax Proceeding"). The Existing Shareholders shall have the sole right to control, conduct, and otherwise represent the interests of the Company in any such Tax Proceeding; provided, however, that
                                                     --------  -------
without the prior written approval of HDA, which approval shall not be unreasonably withheld or delayed, the Existing Shareholders shall not agree or consent to compromise or settle any issue or claim arising in any such Tax Proceeding to the extent that any such compromise, settlement, consent or agreement could have an adverse effect on HDA for any period ending after the Closing Date.

          (e) Neither HDA nor any affiliate of HDA shall, without the prior written consent of the Existing Shareholders, which consent shall not be unreasonably withheld or delayed, file or cause to be filed, any amended Tax Return or claim for Tax refund with respect to the Company relating to Taxes for which the Existing Shareholders may be liable hereunder. Promptly after the reasonable request of the Existing Shareholders, at the sole expense of the Existing Shareholders, HDA shall, or cause the Company, to file any amended Tax Return or claim for Tax refund relating to Taxes for which the Existing Shareholders may be liable hereunder, provided that such amended Tax Returns or
                                      --------
claims shall be prepared in a manner consistent with the principles set forth in
Section 5.7(b) and, in the reasonable determination of HDA, shall conform to applicable laws and regulations. If HDA or any affiliate of HDA shall receive a Tax refund relating to a period or transaction for which the Existing Shareholders are liable hereunder, HDA shall, within 30 days after receipt of such Tax refund, remit such Tax refund (including any interest received on such Tax refund and net of (i) any Tax cost relating to the receipt of such Tax refund and (ii) any unreimbursed cost or expense incurred in obtaining such Tax refund), to the Existing Shareholders. For purposes of this Section 5.7, the term "Tax refund" shall include a reduction in Tax or the use of an overpayment as a credit or other Tax offset, and the receipt of a refund shall be deemed to be realized upon the earliest to occur of (i) the date on which HDA has actual knowledge that a payment due to the relevant taxing authority (for which HDA would be responsible under this Agreement) has been offset by such a refund and
(ii) the receipt of cash.

          (a) (f) After the date hereof, HDA and the Company shall provide each other and the Existing Shareholders, with such cooperation and information relating to the Company as either party reasonably may request in (i) filing any Tax Return, amended Tax Return or claim for Tax refund, (ii) determining any Tax liability or a right to a Tax refund, (iii) conducting or defending any proceeding in respect of Taxes or (iv) effectuating the terms of this Agreement. The Parties and the Company shall retain all Tax Returns, schedules and work papers, and all material records and other documents relating thereto, until the expiration of the statute of limitations (and, to the extent notified by any party, any extensions thereof) of the taxable years to which such Tax Returns and other documents relate and until the final determination of any Tax in respect of such years. Any information obtained under this Section 5.7 shall be kept confidential, except as may be otherwise necessary in connection with filing any Tax Return, amended Tax Return, or claim for Tax refund, determining any Tax liability or right to a Tax refund, or in conducting or defending any proceedings in respect of Taxes.

                                  ARTICLE VI

                CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS

                              BY HDA AND HOLDINGS

          The obligations of HDA and Holdings under this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions, any one or more of which may be waived by HDA.

          6.1.  No Injunctive Proceedings.  No preliminary or permanent
                -------------------------
injunction or other order (including a temporary restraining order) of any state for federal court or other governmental agency which prevents the consummation of the transactions which are the subject of this Agreement shall have been issued and remain in effect (provided that HDA has acted in accordance with the
                             --------
requirements of Section 5.1 hereof).

          6.2.  Representations and Warranties.  All representations and
                ------------------------------
warranties of the Company and the Existing Shareholders contained in this Agreement shall be true and correct in all material respects as of the Closing Date, except as otherwise contemplated by this Agreement.

          6.3.  Performance of Agreements.  The Company and the Existing
                -------------------------
Shareholders shall have fully performed in all material respects all obligations, agreements, conditions and commitments required to be fulfilled by it pursuant to the terms hereof on or prior to the Closing Date.

          6.4.  Compliance Certificate. The Company and the Existing
                ----------------------
Shareholders shall have delivered to HDA or its representatives, their respective certificates, dated the Closing Date, executed on their behalf by its respective duly authorized representatives, as to the fulfillment of the conditions set forth in Sections 6.2 and 6.3 hereof.

          6.5.  Material Changes. There shall not have been any Material Adverse
                ----------------
Effect from the date hereof to the Closing Date.

          6.6.  Opinion of Counsel. HDA shall have received the opinion of
                ------------------
Parrett, Porto, Parese & Colwell, P.C., counsel for the Company and the Existing Shareholders, in the form set forth in Schedule 6.6 hereto.

          6.7.  Consents, Etc.  All authorizations, consents or approvals of any
                -------------
and all third parties and governmental regulatory authorities necessary in connection with the consummation of the Closing shall have been obtained and be in full force and effect.

          6.8.  Ancillary Agreements. The following agreements (the "Ancillary
                --------------------
Agreements") shall have been executed and delivered by all parties thereto other than HDA: (i) employment agreements, containing non-competition clauses, by and between HDA and each of Anthony N. Vingiano and Gary Vingiano, substantially in the form attached hereto as Exhibit A (the "Employment Agreements"); (ii) non-competition agreements by and between HDA and each of Anthony N. Vingiano and Gary Vingiano containing non-competition clauses identical to the non-competition clauses contained in the Employment Agreements; (iii) a consulting agreement, containing non-competition clauses, by and between HDA and Anthony A. Vingiano, substantially in the form attached hereto as Exhibit B; (iv) Joinders to a Stockholders' Agreement for Holdings substantially in the form attached hereto as Exhibit C; and (v) an escrow agreement in substantially the form attached hereto as Exhibit D (the "Escrow Agreement") with Chase Trust Company of California (the "Escrow Agent").

          6.9.  Due Diligence. HDA, together with its representatives, shall
                -------------
have completed to its full satisfaction, its due diligence investigation described in Section 5.5(a) and (b).

          6.10  Investment Affidavit. The Existing Shareholders shall have
                --------------------
delivered to HDA or its representatives, their respective affidavits, dated the Closing Date, executed on their behalf by their respective duly authorized representatives, as to their financial position and the business experience of the individuals directing their execution and performance of this Agreement.

          6.11  Shareholder Releases. The Existing Shareholders shall have
                --------------------
delivered to HDA or its representatives a release, dated the Closing Date, of any outstanding claims, other than those set forth on Schedule 1.1, that the Existing Shareholders and their respective affiliates may have against the Company.

                                 ARTICLE VII.
         CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS BY THE COMPANY
                         AND THE EXISTING SHAREHOLDERS


          The obligations of the Company and the Existing Shareholders under this Agreement are subject to the fulfillment prior to the Closing of each of the following conditions, any one or more of which may be waived by the Company and the Existing Shareholders:

          7.1.  No Injunctive Proceedings. No preliminary or permanent
                -------------------------
injunction or other order (including a temporary restraining order) of any state or federal court or other governmental agency which prevents the consummation of the transactions which are the subject of this Agreement shall have been issued and remain in effect.

          7.2.  Representations and Warranties. Except as otherwise contemplated
                ------------------------------
by this Agreement, all representations and warranties of HDA and Holdings contained in this Agreement shall be true and correct in all material respects as of the Closing Date.

          7.3.  Performance of Agreements; Instruments of Transfer. HDA and
                --------------------------------------------------
Holdings shall have fully performed in all material respects all obligations, agreements, conditions and commitments required to be fulfilled by HDA and Holdings on or prior to the Closing Date and shall have tendered to the Company and the Existing Shareholders the documents, instruments and certificates required by Article 7 hereof.

          7.4.  Compliance Certificates. HDA and Holdings shall have delivered
                -----------------------
to the Company and the Existing Shareholders its certificate, dated the Closing Date, executed on its behalf by its President or a Vice President, as to the fulfillment of the conditions set forth in Sections 7.2 and 7.3 hereof.

          7.5.  Ancillary Agreements. The condition set forth in Section 6.8
                --------------------
shall be satisfied, except that such documents shall be signed by all parties other than the Existing Shareholders and/or entities controlled by them.

          7.6.  Opinion of Counsel. The Company and the Existing Shareholders
                ------------------
shall have received the opinion of Latham & Watkins, counsel for Holdings and HDA, in the form set forth in Schedule 7.6 hereto.



                                 ARTICLE VIII.
                   ACTIONS BY THE PARTIES AFTER THE CLOSING

          8.1.  Indemnification by the Existing Shareholders. Subject to the
                --------------------------------------------
provisions of this Article VIII, the Existing Shareholders will jointly and severally indemnify, defend and hold

HDA and its respective stockholders,subsidiaries, officers, directors, employees, agents, successors and assigns, (such indemnified persons are collectively hereinafter referred to as "HDA's Indemnified Persons"), harmless from and against any and all loss, liability, damage (excluding consequential, indirect special, exemplary and punitive damages) or deficiency (including interest, penalties, judgments, costs of preparation and investigation, and reasonable attorneys' fees) (collectively, "Losses") that HDA's Indemnified Persons may suffer, sustain, incur or become subject to arising out of or due to: (a) any inaccuracy of any representation of the Company or any Existing Shareholder in this Agreement or in any Schedule hereto; (b) the breach of any warranty of the Company or any Existing Shareholder in this Agreement or any Schedule hereto, (c) environmental liabilities, or (d) the nonfulfillment of any covenant, undertaking, agreement or other obligation of the Company or any Existing Shareholder under this Agreement or any Schedule hereto, not otherwise waived by HDA. "Losses" as used herein is not limited to matters asserted by third parties, but includes Losses incurred or sustained in the absence of third party claims. Payment is not a condition precedent to recovery of indemnification for Losses.

          8.2.  Indemnification by HDA and Holdings. Subject to the provisions
                -----------------------------------
of this Article VIII, HDA and Holdings agree to indemnify, defend and hold the Existing Shareholders and their respective heirs, representatives, successors and assigns (such persons are hereinafter collectively referred to as the "Existing Shareholders' Indemnified Persons"), harmless from and against any and all Losses that the Existing Shareholders' Indemnified Persons may suffer, sustain, incur or become subject to arising out of or due to: (a) any inaccuracy of any representation of HDA or Holdings in this Agreement or in any Schedule hereto; (b) the breach of any warranty of HDA or Holdings in this Agreement or any Schedule hereto; and (c) the nonfulfillment of any covenant, undertaking, agreement or other obligation of HDA or Holdings under this Agreement or any Schedule hereto, not otherwise waived by the Existing Shareholders.

          8.3.  Survival of Representations, Warranties and Covenants. The
                -----------------------------------------------------
several representations, warranties, covenants of the Parties contained in this Agreement or in any document delivered pursuant hereto and the Parties' right to indemnity in accordance with this Article VIII shall survive the Closing Date and shall remain in full force and effect for one (1) year thereafter; provided, however, that the representations and warranties set forth in Section 3.11 relating to tax matters and Section 3.18 relating to employee benefits matters shall survive for the length of the applicable statute of limitations and that the representations and warranties set forth in Section 3.4 relating to capitalization of the Company and Section 3.5 relating to title to the Shares will survive the Closing Date in perpetuity.

          8.4.  Threshold; Deductible. Except as provided in this Section 8.4,
                ---------------------
no HDA's Indemnified Person or Company's Indemnified Person shall be entitled to any recovery in accordance with this Article VIII unless and until the amount of such Losses suffered, sustained or incurred by such party, or to which such party becomes subject, by reason of such inaccuracy, breach or nonfulfillment exceeds $50,000 and then only to the extent of such excess. Except for willful and intentional fraud, liability for breach of representations and warranties under this Agreement shall not exceed the Purchase Price, except that liability of the Existing Shareholders for breach of the representations and warranties contained in Section 3.4 (Capitalization of the Company), Section 3.5 (Title to Shares), Section 3.11 (Tax Matters) and Section 3.18 (Employee Benefit Plans; Employment Agreements) shall not be subject to the $50,000 deductible or the Purchase Price ceiling.

          8.5.  Notice and Opportunity to Defend. If a claim for Losses (a
                --------------------------------
"Claim") is to be made by a party seeking indemnification hereunder, such party seeking indemnification (the "Indemnitee") shall notify the party obligated to provide indemnification (the "Indemnitor") promptly. If such event involves (a) any claim or (b) the commencement of any action or proceeding by a third person, the Indemnitee shall give the Indemnitor written notice of such claim or the commencement of such action or proceeding. Delay or failure to so notify the Indemnitor shall only relieve the Indemnitor of its obligations to the extent, if at all, that it is prejudiced by reasons of such delay or failure. The Indemnitor shall have a period of 30 days within which to respond thereto. If the Indemnitor accepts responsibility or does not respond within such 30-day period, then the Indemnitor shall be obligated to compromise or defend, at its own expense and by counsel chosen by the Indemnitor, such matter, and the Indemnitor shall provide the Indemnitee with such assurances as may be reasonably required by the Indemnitee to assure that the Indemnitor will assume and be responsible for the entire liability at issue, subject to the limitations set forth in Sections 8.3 and 8.4 hereof. If the Indemnitor fails to assume the defense of such matter within said 30-day period, the Indemnitee against which such matter has been asserted will (upon delivering notice to such effect to the Indemnitor) have the right to undertake, at the Indemnitor's cost and expense, the defense, compromise or settlement of such matter on behalf of the Indemnitee. The Indemnitee agrees to cooperate fully with the Indemnitor and its counsel in the defense against any such asserted liability. In any event, the Indemnitee shall have the right to participate at its own expense in the defense of such asserted liability. Any compromise of such asserted liability by the Indemnitor shall require the prior written consent of the Indemnitee, which consent will not be unreasonably withheld and in the event the Indemnitee defends any such asserted liability, then any compromise of such asserted liability by the Indemnitee shall require the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld.

          8.6   Indemnification Payments. At the Closing, HDA deposit into
                ------------------------
escrow, in accordance with the terms and conditions of the Escrow Agreement, 2,289 shares of Common Stock and 9,977.109 shares of Series A Preferred Stock (the "Escrow Stock") of the Purchase Price to serve as partial security for the indemnification obligations, if any, of the Company and the Existing Shareholders under this Agreement; provided, however, that the Existing
                                   --------
Shareholders may satisfy any such indemnification obligations in cash rather than in Escrow Stock. To the extent the Existing Shareholders elect to satisfy indemnification obligations under this Agreement in cash rather than Escrow Stock, HDA will direct the Escrow Agent to release to the Existing Shareholders a number of shares of Escrow Stock equal in value to the amount of such cash payment (to be valued as set forth in the Escrow Agreement). The Escrow Agreement will provide that at the end of the one year survival period set forth in
Section 8.3 above the Escrow Agent will deliver the Escrow Stock to the Existing Shareholders, less any shares of Common Stock or Series A Preferred Stock previously paid out of the Escrow Amount to HDA and less a number of shares equal in value to any amount which is the subject of an unresolved, disputed or pending claim (to be valued as set forth in the Escrow Agreement), in accordance with the terms and conditions of the Escrow Agreement.

                                  ARTICLE IX.
                                 MISCELLANEOUS

          9.1.  Expenses. Except as otherwise set forth in this Agreement, each
                --------
Party shall bear its own expenses and costs incurred by it in preparing, negotiating and closing this Agreement, except that the Existing Shareholders will also bear all expenses and costs incurred by the Company.

          9.2.  Notices.  All notices, requests, demands and other
                -------
communications given hereunder (collectively, "Notices") shall be in writing and delivered personally or by overnight courier to the Parties at the following addresses or sent by telecopier or telex, with confirmation received, to the telecopy specified below:

          If to the Company, at

               Mr. Anthony N. Vingiano

               Truckparts, Inc.
               269 State Street
               North Haven, Connecticut  06473
               Attn.:  Anthony N. Vingiano

          With a Copy to:

               Parrett, Porto, Parese & Colwell, P.C.
               357 Whitney Avenue
               New Haven, Connecticut  06511
               Attn.:  Michael D. Amato, Esq.

          If to Holdings or HDA:

               HDA Parts System, Inc.
               520 Lake Cook Road
               Deerfield, IL  60015
               Attn.:  John Greisch

          With a Copy to:

               Brentwood Associates
               11150 Santa Monica Boulevard
               Suite 1200
               Los Angeles, California  90025
               Attn.:  Christopher A. Laurence

          And:

               Latham & Watkins
               633 West Fifth Street, Suite 4000
               Los Angeles, California  90071-2007
               Attn.:  Elizabeth A. Blendell, Esq.

          All Notices shall be deemed delivered when actually received if delivered personally or by overnight courier, sent by telecopier or telex (promptly confirmed in writing), addressed as set forth above. Each of the Parties shall hereafter notify the other in accordance with this Section 9.2 of any change of address or telecopy number to which notice is required to be mailed.

          9.3.  Counterparts. This Agreement may be executed simultaneously in
                ------------
one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          9.4.  Entire Agreement. This Agreement constitutes the entire
                ----------------
agreement of the Parties with respect to the subject matter hereof and supersedes all prior negotiations, agreements and understandings, whether written or oral, of the Parties.

          9.5.  Headings. The headings contained in this Agreement and in the
                --------
Schedules and Exhibits hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          9.6.  Assignment; Amendment of Agreement. This Agreement shall be
                ----------------------------------
binding upon the respective successors and assigns of the Parties hereto. This Agreement may not be assigned by any Party hereto without the prior written consent of all other Parties hereto. This

Agreement may be amended only by written agreement of the Parties hereto, duly executed and delivered by an authorized representative of each of the Parties hereto.

          9.7.  Governing Law. This Agreement shall be governed by and construed
                -------------
and enforced in accordance with the internal laws of the State of Connecticut applicable to contracts made in that State, without giving effect to the conflicts of laws principles thereof.

          9.8.  Further Assurances. Each Party agrees that it will execute and
                ------------------
deliver, or cause to be executed and delivered, on or after the date of this Agreement, all such other instruments and will take all reasonable actions as may be necessary in order to consummate the transactions contemplated hereby, and to effectuate the provisions and purposes hereof.

          9.9.  No Third-Party Rights. This Agreement is not intended, and shall
                ---------------------
not be construed, to create any rights in any parties other than the Company, HDA and the Existing Shareholders, and no person shall assert any rights as third-party beneficiary hereunder.

          9.10  Non-Waiver. The failure in any one or more instances of a Party
                ----------
hereto to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said Party of any breach of any of the terms, covenants or conditions of this Agreement shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

          9.11  Severability. If any term or other provision of this Agreement
                ------------
is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          9.12  Incorporation of Exhibits and Schedules. The Exhibits and
                ---------------------------------------
Schedules hereto are incorporated into this Agreement and shall be deemed a part hereof as if set forth herein in full. References herein to "this Agreement" and the words "herein," "hereof" and words of similar import refer to this Agreement (including its Exhibits and Schedules) as an entirety. In the event of any conflict between the provisions of this Agreement and any such Exhibit or Schedule, the provisions of this Agreement shall control.

          9.13  Knowledge.  As used herein, to the "knowledge" or "best
                ---------
knowledge" or similar phrase includes (i) actual knowledge of any officer, director or shareholder of the Company and any employee of the Company whose job duties include the subject matter in question and (ii) such knowledge which, based on facts of which each of such foregoing individuals is aware, would be known to a reasonable person in similar circumstances.

                            (Signature Page Follows)

     IN WITNESS WHEREOF, City, HDA, Truckparts, each of the Existing Shareholders and Seller Representative have duly executed and delivered this Agreement as of the day and year first above written.


                                 CITY TRUCK HOLDINGS, INC.

                                 By: /s/ John Greisch
                                    -----------------------------------------
                                 Name: John Greisch
                                      ---------------------------------------
                                 Title: President and Chief Executive Officer
                                       --------------------------------------


                                 HDA PARTS SYSTEM, INC.

                                 By: /s/ John Greisch
                                    -----------------------------------------
                                 Name: John Greisch
                                      ---------------------------------------
                                 Title: President and Chief Executive Officer
                                       --------------------------------------



                                 TRUCKPARTS, INC.

                                 By: /s/ Anthony A. Vingiano
                                    -----------------------------------------
                                 Name: Anthony A. Vingiano
                                      ---------------------------------------
                                 Title: President
                                       --------------------------------------


                                 THE VINGIANO FAMILY LIMITED
                                 PARTNERSHIP

                                 By: /s/ Anthony N. Vingiano
                                    -----------------------------------------
                                 Name: Anthony N. Vingiano
                                      ---------------------------------------
                                 Title: G.P.
                                       --------------------------------------

                                 ANTHONY N. VINGIANO SPRAY TRUST

                                 By:   /s/ Theresa Vingiano
                                    -----------------------------------------
                                 Name: Theresa F. Vingiano
                                      ---------------------------------------
                                 Title: Trustee
                                       --------------------------------------



                                 TRACEY A. VINGIANO SPRAY TRUST

                                 By: /s/ Theresa Vengiano
                                    -----------------------------------------
                                 Name: Theresa F. Vingiano
                                      ---------------------------------------
                                 Title: Trustee
                                       --------------------------------------



                                 GARY D. VINGIANO SPRAY TRUST

                                 By: /s/ Theresa Vingiano
                                    -----------------------------------------
                                 Name: Theresa F. Vingiano
                                      ---------------------------------------
                                 Title: Trustee
                                       --------------------------------------

                                  /s/ Anthony N. Vingiano
                                 ___________________________________
                                 Anthony N. Vingiano, individually


                                  /s/ Gary D. Vingiano
                                 ___________________________________
                                 Gary D. Vingiano, individually

                                    ANNEX A

                           The Existing Shareholders

The Vingiano Family Limited Partnership
Anthony N. Vingiano Spray Trust
Tracey A. Vingiano Spray Trust
Gary D. Vingiano Spray Trust
Anthony N. Vingiano
Gary D. Vingiano

                                      A-1